UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☒           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material under to §240.14a-12

UCP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UCP, INC.
99 Almaden Boulevard, Suite 400
San Jose, California 95113

___________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2015

___________________________

Dear Fellow Stockholders:

We are pleased to invite you to the Annual Meeting of Stockholders of UCP, Inc., to be held on Wednesday, May 13, 2015, at 9:30 a.m., local time, at the Fairmont San Jose Hotel, 170 South Market Street, San Jose, California 95113, for the following purposes:

1.	To elect the two Class II director nominees named in the accompanying proxy statement to serve for a term expiring at the 2018 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
3.	To consider any other matters that may properly come before the Annual Meeting or any adjournments or postponements of the meeting.

Holders of record of our Class A Common Stock and Class B Common Stock at the close of business on March 18, 2015 are entitled to notice of, and to vote at, the Annual Meeting. Stockholders of record may vote their shares by telephone, via the Internet, by signing, dating and mailing a completed proxy card in a postage prepaid envelope, by delivering a completed proxy card at the Annual Meeting or by voting in person at the Annual Meeting. Instructions regarding all methods of voting are contained on the proxy card that is included with the accompanying proxy statement. If your shares of our Class A Common Stock or Class B Common Stock are held through a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institution’s voting procedures.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY BY TELEPHONE OR VIA THE INTERNET OR, IF YOU PREFER, MARK, SIGN AND DATE A PROXY CARD AND RETURN IT IN A POSTAGE PREPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

By Order of the Board of Directors, W. Allen Bennett Vice President and General Counsel

April 10, 2015

Important Notice Regarding Internet Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to Be Held on May 13, 2015

Our proxy materials relating to our 2015 Annual Meeting of Stockholders (notice, proxy statement and annual report) are available at www.proxyvote.com.

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
PROPOSAL 1—ELECTION OF DIRECTORS	4
CORPORATE GOVERNANCE	7
EXECUTIVE OFFICERS	20
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK	20
2014 EXECUTIVE COMPENSATION	23
2014 DIRECTOR COMPENSATION	29
PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
EQUITY COMPENSATION PLAN INFORMATION	32
REPORT OF THE AUDIT COMMITTEE	32
OTHER BUSINESS	33
ANNUAL REPORT AND COMPANY INFORMATION	33
STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING	33

UCP, INC.
99 Almaden Boulevard, Suite 400
San Jose, California 95113

__________________________

PROXY STATEMENT

__________________________

ANNUAL MEETING OF STOCKHOLDERS
May 13, 2015

__________________________

We are pleased to invite you to the Annual Meeting of Stockholders of UCP, Inc., to be held on Wednesday, May 13, 2015, at 9:30 a.m., local time, at the Fairmont San Jose Hotel, 170 South Market Street, San Jose, California 95113.

INFORMATION CONCERNING SOLICITATION AND VOTING

These proxy materials are first being distributed on or about April 10, 2015 to stockholders of UCP, Inc., which is sometimes referred to in this proxy statement as “we,” “us,” “our,” “UCP” or the “Company,” in connection with the solicitation by our board of directors (our “Board of Directors” or “Board”), on behalf of the Company, of proxies to be voted at the Annual Meeting of Stockholders to be held on May 13, 2015, at 9:30 a.m., local time, at the Fairmont San Jose Hotel, 170 South Market Street, San Jose, California 95113, and any postponement or adjournment thereof.

Matters to be Considered

At the Annual Meeting of Stockholders, stockholders will be asked to vote (i) to elect the two Class II director nominees named in this proxy statement to serve for a term expiring at the 2018 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, (ii) to ratify the selection of our independent registered public accounting firm and (iii) on any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof. See the sections entitled “PROPOSAL 1—ELECTION OF DIRECTORS” and “PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

The Company has two classes of voting stock issued and outstanding, its Class A common stock, par value $0.01 per share (our “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (our “Class B Common Stock” and, together with our Class A Common Stock, our “Common Stock”), which generally vote together as a single class on all matters presented to our stockholders for their vote or approval. Holders of our Common Stock as of the close of business on the record date, which was March 18, 2015, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. As of March 18, 2015, there were 7,925,261 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, consisting of 7,925,161 shares of our Class A Common Stock and 100 shares of our Class B Common Stock. Each share of our Class A Common Stock will be entitled to one vote at the Annual Meeting and each share of our Class B Common Stock will be entitled to, without regard to the number of shares of our Class B Common Stock held by the holder of such share, a number of votes equal to the number of UCP, LLC Series A units held by such holder.

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Information About This Proxy Statement

Why you received these proxy materials. You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. If you own shares of our Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of proxy materials.

Householding. The rules of the SEC permit us to deliver a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one such set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate sets of proxy materials, please contact the Company by telephone at (408) 207-9499 or in writing at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials or notices of availability of proxy materials for your household, please contact the Company at the above phone number or address.

Voting by and Revocation of Proxies

Stockholders of record are requested to vote in one of four ways:

•	By telephone—You may use the toll-free telephone number shown on your proxy card;
•	Via the Internet—You may visit the Internet website indicated on your proxy card and follow the on-screen instructions;
•	By mail—You may date, sign and promptly return a proxy card by mail in a postage prepaid envelope; or
•	In person—You may deliver a completed proxy card at the meeting or vote in person.

Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephonic and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card.

If a stockholder does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our Common Stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal. In addition, if any other matter is properly presented at the 2015 Annual Meeting of Stockholders, the persons named in the proxy card will have discretion to vote in their best judgment on such matter.

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by delivering written notice of revocation to the Company’s Corporate Secretary at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

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If your shares are held through a bank, broker, fiduciary or custodian, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institution’s voting procedures.

Quorum

The presence in person or by proxy at the Annual Meeting of Stockholders of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding classes of stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes (as such term is described below) will be counted toward the establishment of a quorum.

Required Votes

Proposal 1: Election of the nominees named in this proxy statement as Class II directors. A plurality of the votes cast in the election of directors is required to elect each of the two nominees named herein as a Class II director. This means that the nominee receiving the highest number of votes for a particular seat at the Annual Meeting of Stockholders will be elected to that seat, even if those votes do not constitute a majority of the votes cast for the seat. Abstentions and broker non-votes will not impact the election of the nominee

Proposal 2: Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. The vote of the holders of stock having a majority of the votes which could be cast by the holders of all classes of stock entitled to vote thereon which are present in person or by proxy at the meeting is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to this proposal.

Other Matters. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the meeting, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on the ratification of the selection of Deloitte & Touche LLP, but will not be permitted to vote your shares on any other items. If you do not provide voting instructions on other items, including the election of the nominees named herein as directors, the shares will be considered “broker non-votes” with respect to such items.

Proxy Solicitation

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the notice, this proxy statement, the proxy card, the annual report and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

Independent Registered Public Accounting Firm

We have been advised that a representative of Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2014, will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

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Explanatory Note Regarding Our Status as an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting in our Annual Report on Form 10-K pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 or hold an advisory stockholder vote to approve the compensation of our named executive officers. In addition, because we are an emerging growth company, we are not required to include a compensation discussion and analysis section in this proxy statement.

We could be an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of our initial public offering of shares of our Class A Common Stock, which was completed on July 23, 2013 (our “Initial Public Offering”); (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors currently consists of six directors: Mr. Michael C. Cortney, Mr. Dustin L. Bogue, Mr. John R. Hart, Mr. Peter H. Lori, Ms. Kathleen R. Wade and Mr. Maxim C. W. Webb. In accordance with our Amended and Restated Certificate of Incorporation, the Board is divided into three classes of directors—Class I, Class II and Class III—with staggered three-year terms. The terms of Messrs. Bogue and Lori expire on the date of the 2015 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Nominees for Election to the Board of Directors

The two Class II director nominees listed below— Messrs. Bogue and Lori—are currently directors of the Company. Following an evaluation and recommendation by the Nominating and Corporate Governance Committee, the Board of Directors has nominated each of Messrs. Bogue and Lori for election as a Class II director of the Company at the 2015 Annual Meeting. The following biographies describe the business experience of each of the Class II director nominees. Following the biographical information of the director nominees, we have listed specific qualifications that the Board considered in determining whether to nominate the directors and recommend their election at the 2015 Annual Meeting.

If elected, each of the two Class II director nominees is expected to serve for a term expiring at the Annual Meeting of Stockholders in 2018 and until his or her successor has been elected and qualified. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence any of the nominees is not available for election, the persons named in the form of proxy have indicated that they will vote for such substitute nominee as the Board may nominate.

The Board of Directors recommends a vote FOR the following nominees for election as Class II directors.

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Name and present position(s), if any, with the Company	Age, period served as a director and other business experience
Dustin L. Bogue President and Chief Executive Officer

Mr. Bogue, 41, has served as a director and as our President and Chief Executive Officer since our incorporation in May 2013. He is a Class II director whose current term expires in 2015. Since 2004, Mr. Bogue has been principally responsible for developing the strategic direction of the Company and its predecessors and their operations. He was involved with the formation of Union Community Partners, LLC in 2004 and served as the President and Principal Executive Officer of UCP, LLC beginning in 2008. Previously, from 2001 to 2004, Mr. Bogue was a Vice President of Development and Sales at Landcastle Real Estate, a land brokerage and market analysis firm serving Northern California. From 1999 to 2001, Mr. Bogue served as a Director of Land Acquisitions and Development at Wellington Corporation of Northern California (“Wellington”), a subsidiary of Triple Five National Development Company, during which he managed Wellington’s real estate portfolio in California.

Mr. Bogue’s position as our President and Chief Executive Officer, thorough knowledge of the facets of our business and operations, in-depth experience in the homebuilding business and leadership capabilities enable him to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

Peter H. Lori

Mr. Lori, 49, has served as a director since our Initial Public Offering in July 2013. He is a Class II director whose current term expires in 2015. Currently, Mr. Lori is the Interim Chief Financial Officer, Executive Vice President—Finance and Chief Accounting Officer of Univision Communications Inc. (“Univision”), a media company serving Hispanic America. In these positions, which he has held since 2010, he manages a finance team of approximately 200 individuals and has the opportunity to serve as a member of the Univision Executive Council and Commercial Leadership Team. Previously, from 2005 to 2010, Mr. Lori served as the Senior Vice President—Finance and Chief Accounting Officer of Univision. Prior to joining Univision, from 2002 to 2005, Mr. Lori was an Audit Partner at KPMG LLP, an audit, tax and advisory services firm. From 1987 to 2002, he was employed by Arthur Andersen LLP (“Arthur Andersen”), an audit, tax and advisory services firm. In 1999, he became an Audit Partner at Arthur Andersen, in which capacity he led the delivery of a variety of services to large, multinational companies, as well as small and medium-sized private and publicly-traded companies. Mr. Lori is a Certified Public Accountant in New York and New Jersey (inactive status). Mr. Lori received a B.S. with a concentration in Accounting from Montclair State University.

Mr. Lori’s significant audit experience, experience as an executive officer and demonstrated leadership abilities enable him to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

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Other Members of the Board of Directors

Set forth below are biographical information and qualifications of the continuing directors who are not nominees for election at this Annual Meeting of Stockholders since their current terms do not expire in 2015. Messrs. Cortney and Webb are Class III directors whose initial terms will expire in 2016 and Mr. Hart and Ms. Wade are Class I directors whose terms will expire in 2017.

Name and present position(s), if any, with the Company	Age, period served as a director and other business experience
Michael C. Cortney

Mr. Cortney, 67, has served as a director and the Chairman of our Board of Directors since our Initial Public Offering in July 2013. He is a Class III director whose current term expires in 2016. In 2006, Mr. Cortney retired as the President and a member of the board of directors of Standard Pacific Homes (“Standard Pacific”), a publicly-traded national homebuilder, which were positions he had held since 2001 and 2000, respectively. He had numerous responsibilities during this period, including over Standard Pacific’s operations in Northern California, Florida, North Carolina and South Carolina and the acquisition of numerous homebuilders. Mr. Cortney initially joined Standard Pacific in 1982 and held various other positions with the company, including Executive Vice President from 1997 to 2001. Prior to joining Standard Pacific, he was employed by the Irvine Company as a Project Engineer and Project Manager, where he assisted in developing 70,000 acres in Orange County, California. Mr. Cortney is a member of the board of directors and the Chairman of the California Homebuilder Foundation, which manages scholarships and industry research grants. He was commissioned as an officer in the Civil Engineering Corps of the U.S. Navy, where he attained the rank of Commander in the U.S. Navy Reserves. Mr. Cortney received a B.S. in Civil Engineering from the University of New Mexico.

Mr. Cortney’s significant experience in the homebuilding industry, experience as an executive officer and board member of a publicly-traded company and demonstration of leadership abilities enable him to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

John R. Hart

Mr. Hart, 55, has served as a director since our incorporation in May 2013. He is a Class I director whose current term expires in 2017. Prior to our incorporation, Mr. Hart served as the Chairman of the board of managers of UCP, LLC, which is now our subsidiary, from 2007 to 2013. Mr. Hart has been the President and Chief Executive Officer and a member of the board of directors of PICO Holdings, Inc. (“PICO”), which is a publicly-traded diversified holding company that has primary operations in water resources and storage, real estate and agribusiness and is the majority stockholder of the Company, since 1996. He also serves numerous subsidiaries of PICO in various capacities, including: as Chairman since 1997, director since 1995 and Chief Executive Officer since 1998 of Vidler Water Company, Inc.; as sole director since 2008 of PICO European Holdings, LLC; and as director and Chief Executive Officer since 2010 of PICO Northstar Management, LLC and its subsidiaries. He has also previously served various other subsidiaries of PICO in the following capacities, among others: as director from 1993 to 2012 and President and Chief Executive Officer from 1996 to 2012 of Physicians Insurance Company of Ohio; as director from 1996 to 2012 of Citation Insurance Company; and as director from 1997 to 2006 of HyperFeed Technologies, Inc. Mr. Hart additionally served as a director of Spigit, Inc. until 2013. Mr. Hart received a B.A. in Economics from Pomona College.

As a result of these and other professional experiences, Mr. Hart possesses the ability to provide valuable insight and make key contributions to the Board in reviewing our strategic and financial plans and strengthens the Board’s collective qualifications, skills and experience.

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Name and present position(s), if any, with the Company	Age, period served as a director and other business experience

Kathleen R. Wade

Ms. Wade, 61, has served as a director since April 2014. She is a Class I director whose current term expires in 2017. Currently, Ms. Wade is a private investor. Previously, she held positions at Standard Pacific, a publicly-traded national homebuilder, for almost a decade, including as the President of the Southwest and Southeast Regions from 2009 to 2011 and the President of the Southwest Region from 2002 to 2009. In addition, she previously held positions at Standard Pacific of Arizona as the Chief Executive Officer from 2000 to 2002 and as the President from 1999 to 2000. Prior to joining Standard Pacific, Ms. Wade served as the President of the Arizona Division of UDC Homes, Inc., a homebuilder, from 1996 to 1998 and as a Co-Chief Executive Officer and director of Continental Homes, Inc., a publicly-traded homebuilder, from 1985 to 1995. Ms. Wade is a Certified Public Accountant in Arizona (inactive status). Ms. Wade received a B.S. in Accounting from Arizona State University.

Ms. Wade’s significant experience in the homebuilding industry, experience as an executive officer of a publicly-traded company and demonstration of leadership abilities enable her to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

Maxim C. W. Webb

Mr. Webb, 54, has served as a director since our incorporation in May 2013. He is a Class III director whose current term expires in 2016. Prior to our incorporation, Mr. Webb served as a member of the board of managers of UCP, LLC, which is now our subsidiary, from 2007 to 2013. Mr. Webb has been the Chief Financial Officer and Treasurer since 2001, Executive Vice President since 2008 and Secretary since 2014 of PICO, which is a publicly-traded diversified holding company that has primary operations in water resources and storage, real estate and agribusiness and is the majority stockholder of the Company. Since 2011, he has also served as a member of the board of managers of PICO Northstar Management, LLC and its subsidiaries. Previously, from 1998 to 2001, he served as the Vice President, Investments of PICO. Prior to joining PICO, Mr. Webb worked in a number of corporate finance positions in a wide variety of industries in the United Kingdom, Asia and North America. He is a Trustee of The Bishop’s School in La Jolla, California and has been qualified as a chartered accountant in the United Kingdom. Mr. Webb additionally served as a director of Spigit, Inc. until 2013. Mr. Webb received a B.Sc. from London University.

Mr. Webb’s publicly-traded company experience, long-held position as a director and manager of the Company and UCP, LLC, respectively, and his familiarity with our business and, in particular, its financial and accounting areas, enable him to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

CORPORATE GOVERNANCE

Independence of the Board of Directors and Controlled Company Exemptions

Pursuant to our Corporate Governance Guidelines, a copy of which is available on our website at www.unioncommunityllc.com, the Board of Directors is required to affirmatively determine whether each of our directors is independent under the rules of the New York Stock Exchange (the “NYSE”), the principal exchange on which our Class A Common Stock is traded.

During its annual review of director independence, the Board considers all information it deems relevant, including, without limitation, any transactions and relationships between each director or any member of his or her immediate family and the Company or its subsidiaries or affiliates. The purpose of this review is to determine whether any such transaction or relationship constitutes a “material relationship” that would be inconsistent with a determination that a director is independent. The Board prefers to consider all relevant facts and circumstances in making an independence determination, including, without limitation, applicable independence standards promulgated by the NYSE.

As a result of this review, the Board has affirmatively determined that each of Messrs. Cortney and Lori and Ms. Wade is an independent director under the applicable rules of the NYSE.

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Because PICO controls a majority of the voting power of our outstanding Common Stock, we are a “controlled company” within the meaning of the rules of the NYSE. Under these rules, a controlled company may elect not to comply with certain corporate governance requirements of the NYSE, including:

•	the requirement that a majority of the board of directors consist of independent directors;
•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

We utilize certain, but not all, of these exemptions. For example, we do not have a majority of independent directors and our Compensation Committee and Nominating and Corporate Governance Committee do not consist entirely of independent directors. However, such committees have written charters and are subject to annual performance evaluations.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at www.unioncommunityllc.com. Each of the standing committees reports to the Board on a regular basis. The responsibilities, duties and membership of the standing committees are set forth below.

Audit Committee

Our Audit Committee is responsible for, among other matters, overseeing: (i) our financial reporting, auditing and internal control activities; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm; (v) the performance of our internal audit function and independent registered public accounting firm; and (vi) our overall risk exposure and management. The duties of the Audit Committee include, among other matters:

•	annually reviewing and assessing the adequacy of the charter of the Audit Committee and the performance of the Audit Committee;
•	being responsible for the appointment, retention and termination of our independent registered public accounting firm and determining the compensation of our independent registered public accounting firm;
•	reviewing with our independent registered public accounting firm the plans and results of the audit engagement;
•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•	having sole authority to approve in advance all audit and non-audit services provided to the Company by our independent registered public accounting firm and the fees and terms thereof;
•	reviewing the adequacy of our internal accounting controls;
•	meeting at least quarterly in separate executive sessions with our executive officers, internal audit staff and independent registered public accounting firm; and

•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement.

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The current members of the Audit Committee are Messrs. Lori (Chairperson) and Cortney and Ms. Wade. The Board of Directors has affirmatively determined that each of Messrs. Lori and Cortney and Ms. Wade meets the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the applicable rules of the NYSE. The Board has also affirmatively determined that Mr. Lori qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.

The Audit Committee met eight times in fiscal year 2014.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

•	assisting our Board of Directors in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;
•	administering, reviewing and making recommendations to our Board regarding our compensation plans, including the UCP, Inc. 2013 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and the UCP, Inc. 2014 Short-Term Incentive Plan;
•	providing oversight of our management’s decisions regarding the performance, evaluation and compensation of other officers;
•	reviewing our incentive compensation arrangements to confirm that such incentive pay does not encourage unnecessary risk-taking and reviewing and discussing, at least annually, the relationship between risk management policies and practices, business strategy and our executive officers’ compensation; and
•	assisting our management in complying with our proxy statement and annual report disclosure requirements.

Our Compensation Committee plays a leadership role in our processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and reviews, determines and makes a recommendation to the independent directors regarding the Chief Executive Officer’s compensation level based on this evaluation. Similarly, the Compensation Committee annually evaluates the performance of the other executive officers against corporate goals and objectives and reviews, determines and makes a recommendation to the Board regarding these other executive officers’ compensation. The Compensation Committee has the authority to review and recommend the salary, bonus and equity and non-equity incentive compensation of the Company’s executive officers, subject to the approval of the Board.

The Compensation Committee’s determinations and recommendations are developed, where appropriate, with input from the officers and other employees of the Company. The Compensation Committee reviews such recommendations, any advice from legal counsel and any input from compensation consultants, along with other sources of data, when formulating its recommendations to the Board. The Compensation Committee may form, and delegate authority to, subcommittees when it deems such delegation appropriate to the extent permitted under applicable law. Accordingly, the Compensation Committee has formed a subcommittee consisting of its members who are independent directors, Messrs. Cortney and Lori.

To assist it in performing its duties, as noted above, the Compensation Committee has the authority to engage and reasonably compensate outside consulting firms. The Compensation Committee has the authority to replace compensation consultants retained from time to time and to hire additional compensation consultants at any time. In the past, the Compensation Committee has retained Steven Hall & Partners (“Steven Hall”) to provide executive compensation consulting services. Following its assistance with the development of our executive compensation program in connection with our Initial Public Offering, Steven Hall continued to review and provide advice regarding the elements and levels of the Company’s executive compensation, including, during fiscal year 2014, analysis of the Company’s compensation plans.

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The current members of our Compensation Committee are Messrs. Cortney (Chairperson), Hart and Lori. The Board has affirmatively determined that each of Messrs. Cortney and Lori meets the definition of an “independent director” under the applicable rules of the SEC and the NYSE. Because we are a “controlled company” within the meaning of the rules of the NYSE, we are not required to have the Compensation Committee consist of all independent directors.

The Compensation Committee met four times in fiscal year 2014.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other matters:

•	identifying individuals qualified to become members of our Board of Directors and ensuring that our Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds;
•	developing, and recommending to our Board for its approval, qualifications for director candidates and periodically reviewing these qualifications with our Board;
•	reviewing the committee structure of our Board and recommending directors to serve as members or chairpersons of each committee, including reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed;
•	developing, and recommending to our Board, a set of corporate governance guidelines applicable to the Company, and reviewing such guidelines at least annually and recommending changes to our Board for its approval as necessary; and
•	overseeing the annual self-evaluations of our Board and management.

The current members of our Nominating and Corporate Governance Committee are Messrs. Hart (Chairperson), Cortney and Webb. The Board has affirmatively determined that Mr. Cortney meets the definition of an “independent director” under the applicable rules of the SEC and the NYSE. Because we are a “controlled company” within the meaning of the rules of the NYSE, we are not required to have the Nominating and Corporate Governance Committee consist of all independent directors.

The Nominating and Corporate Governance Committee met four times in fiscal year 2014.

Criteria for Director Nominees

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider whether candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board. In this respect, the Nominating and Corporate Governance Committee and the Board consider, among other qualifications: (i) whether each candidate has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; and (ii) the candidate’s reputation for honesty and ethical conduct in his or her personal and professional activities. The Nominating and Corporate Governance Committee and the Board may consider additional factors, including a candidate’s judgment, skill, objectivity, leadership, integrity, diversity, business or other experience, time availability in light of other commitments and conflicts of interest. Other than the foregoing, there are no minimum criteria for director nominees, and the Nominating and Corporate Governance Committee may consider such other factors and criteria as it may deem appropriate in evaluating a candidate.

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The Nominating and Corporate Governance Committee is responsible for ensuring that the Board has the requisite expertise and its membership consists of persons with sufficiently diverse backgrounds. The Nominating and Corporate Governance Committee is also responsible for assessing the appropriate balance of qualifications required of directors and for reviewing these qualifications itself on an annual basis and with the Board periodically.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking and considering potential candidates and recommending qualified candidates to the Board for nomination. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service with that of obtaining a new perspective. If any member of the Board did not wish to continue in service or if the Nominating and Corporate Governance Committee decided not to nominate a member for reelection, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee based on the criteria listed above. Executive search firms may be retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders as it deems appropriate. In considering director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the director candidates. The Nominating and Corporate Governance Committee will consider such candidates in the same manner in which it evaluates nominees identified by the Nominating and Corporate Governance Committee. Stockholders wishing to recommend persons for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board can do so by writing to the Company’s Corporate Secretary at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113. Recommendations must include the information relating to such candidate that would be required to be disclosed in a proxy statement in accordance with Regulation 14A under the Exchange Act, as well as other information required for nomination of directors by stockholders as provided in our Amended and Restated Bylaws.

In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also, pursuant to the procedures established in our Amended and Restated Bylaws, directly nominate one or more director candidates to stand for election at an annual or special meeting of stockholders. For an annual meeting of stockholders, a stockholder wishing to make such a nomination must deliver or mail a notice of nomination in proper written form to our Corporate Secretary at the principal executive offices of the Company. Such notice of nomination must be received not less than 90 days and not more than 120 days’ prior to the first anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting or, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days of the first anniversary of the date of the immediately preceding year’s annual meeting, not earlier than the date which is 120 days before the date of such annual meeting and not later than the later of the date which is 90 days before the date of such annual meeting, as originally convened, and the close of business on the tenth day following the date on which the first public disclosure of the date of such annual meeting was made. The deadline for notice of any stockholder proposal with respect to the 2016 Annual Meeting of Stockholders, which is the same as the deadline for any notice of stockholder nomination, is discussed below in the section entitled “STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING.” For a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice of nomination must be received by our Corporate Secretary at the principal executive offices of the Company in proper written form not later than the close of business on the tenth day following the date on which the first public disclosure of the date of such special meeting was made. In either case, a notice of nomination submitted by a stockholder must include the information concerning the nominating stockholder and the stockholder’s nominee(s) as required by our Amended and Restated Bylaws.

Notwithstanding the foregoing, in connection with our Initial Public Offering, we entered into an Investor Rights Agreement, dated as of July 23, 2013 (the “Investor Rights Agreement”), with our majority stockholder, PICO, pursuant to which PICO has the right to nominate one individual for election to the Board for as long as it owns at least 10%, but less than 25%, of the voting power of the Company’s outstanding Common Stock and two individuals for election to the Board for as long as it owns at least 25% of the voting power of the Company’s outstanding Common Stock, in each case excluding shares of our Common Stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares. However, PICO is not entitled to nominate individuals for election to the Board if their election would result in PICO’s nominees comprising more than one of our directors for as long as it owns at least 10%, but less than 25%, of the voting power of the Company’s outstanding Common Stock and two of our directors for as long as it owns at least 25% of the voting power of the Company’s outstanding Common Stock. See the section entitled “—Compensation Committee Interlocks, Insider Participation and Related Person Transactions—Related Person Transactions—Agreements Related to Our Initial Public Offering—Investor Rights Agreement.”

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Board of Directors Leadership Structure

Mr. Cortney, a non-executive, independent director, serves as the Chairman of our Board of Directors. The Board has determined that having an independent Chairman is in the best interest of the Company’s stockholders at this time. The Board believes that this leadership structure is appropriate because it strikes an effective balance between management and independent director participation in the Board process. The independent Chairman role allows our President and Chief Executive Officer to focus on his management responsibilities in continuing to lead the business and day-to-day operation of the Company. At the same time, the independent Chairman can focus on the leadership of the Board and the overall strategy of the business. In addition, the independent Chairman presides at executive sessions of the independent directors, without the presence of management, on a regularly scheduled basis.

The Board does not believe that a single leadership structure is right for all companies at all times, however, so the Board will periodically review its leadership structure to determine, based on the circumstances at the time, whether it and its committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate.

Board of Directors Role in Risk Oversight

One of the key responsibilities of our Board of Directors is overseeing our risk management process. Our Board administers this informed oversight function directly, with support from its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which addresses the risks specific to its respective area of focus. Specifically, the Audit Committee has the responsibility to consider our major financial risk exposures and the steps our management is taking to monitor and control such exposures, including the implementation of guidelines and policies to govern the processes by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to overseeing the performance of our internal audit function. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. The Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct. The Nominating and Corporate Governance Committee additionally monitors the effectiveness of our Corporate Governance Guidelines, including whether such Corporate Governance Guidelines are successful in preventing illegal or improper liability-creating conduct.

Compensation Risks

The Compensation Committee has reviewed our compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the Company.

Attendance at Meetings

It is our policy that each director is expected to spend the time and effort necessary to properly discharge his or her responsibilities as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

In fiscal year 2014, the Board held six meetings, including both regularly scheduled and special meetings. Each director attended at least 75% of the aggregate of: (i) the total number of meetings held by the Board (during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods for which he or she has served as a member of the committees). Each then incumbent director attended our 2014 Annual Meeting of Stockholders either in person or by telephone.

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Communications with the Board of Directors

Interested parties, including stockholders, who would like to communicate with the Board of Directors or its committees may do so by writing to them through the Company’s Corporate Secretary by mail at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113. Correspondence may be addressed to the full Board, any of its committees, the independent directors as a group or to one or more individual members of the Board at the election of the sender. Any such communication will be promptly distributed to the director or directors named therein unless such communication is considered, in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would be considered improper for submission include, without limitation, solicitations, customer complaints, communications that do not relate directly or indirectly to the Company or the Company’s business and communications that relate to improper or irrelevant topics.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. The Code of Business Conduct and Ethics is designed to deter wrongdoing and promote the following, among other matters:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•	full, fair, accurate, timely and understandable disclosure in our communications with and reports to our stockholders, including reports filed with the SEC, and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons; and
•	accountability for adherence to the Code of Business Conduct and Ethics.

Any substantive amendment to or waiver of the Code of Business Conduct and Ethics particularly applicable to or directed at our directors or executive officers will be disclosed in a Current Report on Form 8-K filed with the SEC within four business days of such action and on the Company’s website for a period of not less than 12 months. A copy of the Code of Business Conduct and Ethics is available on our website at www.unioncommunityllc.com.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines outline, among other matters, the composition and operating principles of our Board and its committees, the working process of our Board and the role of our directors. The Nominating and Corporate Governance Committee is responsible for reviewing our Corporate Governance Guidelines on an annual basis, or more frequently if appropriate, and recommending any proposed changes to the Board for its approval. A copy of our Corporate Governance Guidelines is available on our website at www.unioncommunityllc.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of our records, we believe that all reports required to be filed by our directors, officers and holders of more than 10% of our Common Stock pursuant to Section 16(a) of the Exchange Act during fiscal year 2014 were filed on a timely basis, other than the filing of (i) a Form 4 for Mr. James W. Fletcher reporting a single transaction, which was inadvertently filed late on March 13, 2014 on behalf of Mr. Fletcher, (ii) a Form 4 for each of Messrs. Bogue, Fletcher and William J. La Herran each reporting two transactions, which were inadvertently filed late on March 21, 2014 on behalf of such individuals and (iii) a Form 4 for each of Messrs. Bogue and La Herran each reporting a single transaction, which were inadvertently filed late on August 20, 2014 on behalf of such individuals. The Company has recently evaluated the cause of such delinquent filings and is putting in place controls to prevent future delinquent filings.

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Compensation Committee Interlocks, Insider Participation and Related Person Transactions

Compensation Committee Interlocks and Insider Participation

Those directors who were members of our Compensation Committee for some period during fiscal year 2014 included Messrs. Cortney, Hart and Lori. During fiscal year 2014, there were no compensation committee interlocks required to be disclosed. In addition, no member of our Compensation Committee was, during fiscal year 2014 or previously, an officer or employee of the Company or its subsidiaries. Mr. Hart is the President and Chief Executive Officer of PICO, the majority stockholder of the Company, with which the Company was or is party to the arrangements discussed immediately below in the section entitled “—Related Person Transactions.”

Related Person Transactions

Agreements Related to Our Initial Public Offering

In connection with our Initial Public Offering, which was completed on July 23, 2013, we entered into various agreements governing the relationship among us, PICO, UCP, LLC and certain of our executive officers and directors. The following is a description of certain of these agreements that remain in effect, which description is qualified in its entirety by reference to the full text of those agreements which are filed with the SEC as exhibits to our periodic reports.

UCP, LLC Limited Liability Company Operating Agreement

Prior to our Initial Public Offering, there were 100 UCP, LLC membership units issued and outstanding, all of which were held by PICO.

Immediately prior to the Initial Public Offering, the Amended and Restated Limited Liability Company Operating Agreement of UCP, LLC was amended and restated to, among other things, reclassify the 100 UCP, LLC membership units held by PICO into UCP, LLC Series A units, designate the Company as the sole managing member of UCP, LLC and establish the UCP, LLC Series B units which are now held solely by the Company. The UCP, LLC Series A units are held solely by PICO and its permitted transferees. The UCP, LLC Series B units rank on parity with the UCP, LLC Series A units as to distribution rights, voting rights and rights upon liquidation, dissolution or winding up. The Company has the right to determine the timing and amount of any distributions, other than tax distributions, to be made to holders of UCP, LLC Series A units and UCP, LLC Series B units. Profits and losses of UCP, LLC are allocated, and all distributions generally are made, pro rata to the holders of UCP, LLC Series A units and UCP, LLC Series B units. In addition, the Second Amended and Restated Limited Liability Company Operating Agreement of UCP, LLC, dated as of July 23, 2013 (the “Second Amended and Restated Limited Liability Company Operating Agreement”), provides that any UCP, LLC Series A units acquired by the Company from PICO, in accordance with the Exchange Agreement (as such term is defined below), will automatically, and without any further action, be reclassified as UCP, LLC Series B units in connection with such acquisition.

Under the Second Amended and Restated Limited Liability Company Operating Agreement, distributions generally are made to the holders of UCP, LLC Series A units and UCP, LLC Series B units in proportion to the number of units owned by them. In fiscal year 2014, PICO, as the sole holder of the UCP, LLC Series A units, received a distribution equal to approximately $674,000 and the Company, as the sole holder of the UCP, LLC Series B units, received a distribution equal to approximately $504,000.

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The holders of membership interests in UCP, LLC, including the Company, generally have to include for purposes of calculating their U.S. federal, state and local income taxes their share of any taxable income of UCP, LLC. In general, taxable income of UCP, LLC is allocated to PICO and the Company on a pro rata basis in accordance with their respective percentage interests. However, as a result of certain taxable “built-in gains” in the assets of UCP, LLC that existed prior to the Initial Public Offering which, by statute, must be allocated solely to PICO, the Company is expected at times to be allocated a disproportionately smaller amount of net taxable income and PICO is expected to be allocated a disproportionately larger amount of net taxable income. The Second Amended and Restated Limited Liability Company Operating Agreement provides for tax distributions to the members of UCP, LLC, including the Company, subject to available cash, applicable law and contractual restrictions, including pursuant to our debt instruments, and based on certain assumptions, including a combined federal, state and local tax rate of 41% or such other rate determined by the Company to be the highest marginal effective rate of federal, state and local income tax applicable to corporations doing business in California or such other jurisdiction in which UCP, LLC is doing business. Generally, these tax distributions are pro rata in accordance with the respective percentage interests of PICO and the Company and are in an amount sufficient to allow PICO and the Company to pay taxes on their allocable shares of the taxable income of UCP, LLC. If, however, there is insufficient cash to make pro rata tax distributions to PICO and the Company in an amount that would allow PICO and the Company to pay taxes on their allocable shares of the taxable income of UCP, LLC, PICO and the Company would receive distributions in proportion to their respective tax liabilities based upon their allocable shares of UCP, LLC taxable income. In that case, it is expected that PICO would receive a larger proportional distribution than the Company would receive and, in some cases, for instance if all of the taxable income is allocable to PICO, the Company could receive no distributions. In any case in which the Company receives a smaller proportional distribution than PICO, UCP, LLC has an obligation to make future distributions to the Company to eliminate the difference as soon as funds become available and UCP, LLC is required to pay interest to the Company at a prevailing market rate on such difference. As a result of the potential differences in the amount of net taxable income allocable to the Company and to PICO discussed above, it is expected that the Company receives tax distributions significantly in excess of the Company’s tax liabilities and obligations to make payments under the Tax Receivable Agreement (as such term is defined below). To the extent the Company does not distribute such cash balances as dividends on our Class A Common Stock and instead, for example, holds such cash balances or lends them to UCP, LLC, PICO would benefit from any value attributable to such accumulated cash balances as a result of its ownership of our Class A Common Stock following an exchange of its UCP, LLC Series A units, including any exchange upon an acquisition of the Company.

Under the Second Amended and Restated Limited Liability Company Operating Agreement, PICO, as the holder of UCP, LLC Series A units, has certain limited information and consent rights with respect to UCP, LLC in order to enable PICO to satisfy its reporting obligations under both the financial reporting and the federal, state, and local income tax rules applicable to PICO. PICO has the right to receive quarterly sales reports and certain other financial information as well as drafts of UCP, LLC’s tax returns prior to filing. PICO may also inspect our books and records. In addition, certain tax elections of UCP, LLC and certain actions in respect of tax audits require the prior consent of PICO, which is not to be unreasonably withheld or delayed. These special limited information and consent rights of PICO, all of which are non-transferable in nature and subject to confidentiality restrictions, cease to exist if and when PICO and its affiliates hold less than 10% of all units of UCP, LLC.

Under the Second Amended and Restated Limited Liability Company Operating Agreement, PICO may, subject to applicable securities laws, transfer its UCP, LLC Series A units only with the prior consent of the managing member, the Company, which may withhold such consent in its sole discretion. However, transfers of UCP, LLC Series A units by PICO pursuant to the Exchange Agreement as well as certain transfers from PICO to affiliates of PICO will be permitted without the prior consent of the Company. We may impose restrictions on transfers that we determine necessary or advisable so that UCP, LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. If the U.S. Internal Revenue Service (the “IRS”) were to contend successfully that UCP, LLC should be treated as a “publicly traded partnership” for U.S. federal income tax purposes, UCP, LLC would be treated as a corporation for U.S. federal income tax purposes and thus would be subject to entity-level tax on its taxable income.

Exchange Agreement

We have entered into an Exchange Agreement, dated as of July 23, 2013 (the “Exchange Agreement”), with UCP, LLC and PICO, pursuant to which PICO and certain of its permitted assignees may from time to time, subject to certain terms, cause us to exchange its UCP, LLC Series A units for shares of our Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. The Exchange Agreement also provides that, subject to certain exceptions, PICO will not have the right to cause us to exchange UCP, LLC Series A units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements to which we may be subject, and that we may impose additional restrictions on exchange that we determine to be necessary or advisable so that UCP, LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. If the IRS were to contend successfully that UCP, LLC should be treated as a “publicly traded partnership” for U.S. federal income tax purposes, UCP, LLC would be treated as a corporation for U.S. federal income tax purposes and thus would be subject to entity-level tax on its taxable income. As PICO exchanges its UCP, LLC Series A units, the Company’s interest in UCP, LLC will be correspondingly increased.

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Registration Rights Agreement

We entered into a Registration Rights Agreement, dated as of July 23, 2013 (the “Registration Rights Agreement”), with PICO with respect to the shares of our Class A Common Stock (the “Registrable Shares”) that PICO may receive in exchanges made pursuant to the Exchange Agreement. Pursuant to the Registration Rights Agreement, we granted PICO and its direct and indirect transferees shelf registration rights requiring us, subject to the availability of Form S-3, to file a shelf registration statement and to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time, demand registration rights to have the Registrable Shares registered for resale, regardless of if Form S-3 is available to use, and, in certain circumstances, the right to “piggy-back” the Registrable Shares in registration statements we might file in connection with any future public offering. Notwithstanding the foregoing, such registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement and therefore suspend sales under the registration statement for certain periods, referred to as “blackout periods.” The Registration Rights Agreement also provides that we pay certain expenses of PICO (and its transferees, if any) relating to such registrations and indemnify such parties against certain liabilities that may arise under the Securities Act of 1933.

On August 7, 2014, pursuant to our obligations under the Registration Rights Agreement, we filed a registration statement on Form S-3 to register up to 10,593,000 shares of Class A Common Stock issuable upon exchange of an equivalent number of UCP, LLC Series A units.

Investor Rights Agreement

We have entered into the Investor Rights Agreement with PICO, pursuant to which PICO has the right to nominate one individual for election to the Board of Directors for as long as it owns at least 10%, but less than 25%, of the voting power of the Company’s outstanding Common Stock and two individuals for election to the Board for as long as it owns at least 25% of the voting power of the Company’s outstanding Common Stock, in each case excluding shares of our Common Stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares. However, under the Investor Rights Agreement, PICO is not entitled to nominate individuals for election to the Board if their election would result in PICO’s nominees comprising more than one of our directors for as long as it owns at least 10%, but less than 25%, of the voting power of the Company’s outstanding Common Stock and two of our directors for as long as it owns at least 25% of the voting power of the Company’s outstanding Common Stock. In the event that any member of our Board nominated by PICO shall for any reason cease to serve as a member of our Board during his or her term of office, the resulting vacancy on the Board will be filled by an individual selected by PICO. Messrs. Bogue, La Herran and Fletcher have agreed to vote all shares of our Class A Common Stock that they own in favor of PICO nominees in any election of directors for as long as PICO owns at least 10% of the voting power of the Company’s outstanding Common Stock. PICO is entitled to one vote for each Series A unit of UCP, LLC that it holds, regardless of the number of shares of Class B Common Stock it holds. In addition, the Investor Rights Agreement obligates us to provide PICO with financial reports and related inspection rights in order to allow PICO to satisfy its reporting and other regulatory obligations. The Investor Rights Agreement will terminate when PICO and its permitted transferees collectively own less than 10% of the voting power of the Company’s outstanding Common Stock based on the aggregate amount of stock that was issued and outstanding immediately after the completion of our Initial Public Offering or when PICO is no longer required to consolidate our financial condition and results of operations in its financial statements, whichever is later.

In fiscal year 2013, PICO nominated Messrs. Hart and Webb for election to the Board pursuant to its rights under the Investor Rights Agreement. In fiscal year 2014, upon the expiration of Mr. Hart’s initial term as a director, PICO nominated Mr. Hart for reelection to the Board pursuant to its rights under the Investor Rights Agreement. Both Messrs. Hart and Webb are currently directors of the Company.

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Transition Services Agreement

We have entered into a Transition Services Agreement, dated as of July 23, 2013 (the “Transition Services Agreement”), with PICO, pursuant to which PICO provides us with certain accounting, human resources and information technology services. Pursuant to the Transition Services Agreement, we initially paid PICO $150,000 per quarter for accounting services, $25,000 per quarter for human resources services and $24,000 per quarter for information technology services, subject to an agreement to discuss in good faith with PICO whether these fees need to be revised in light of the costs actually incurred by PICO in providing the services and any changes anticipated as a result of changes in the scope of services. During 2014, we required an increased level of human resources services provided by PICO, but did not require any of the other services previously provided by PICO. PICO agreed to increase the level of human resources services and eliminate the other services, such that, at March 31, 2015, the only remaining services provided by PICO under the Transition Services Agreement are for human resources services at the rate of $60,000 per quarter. The fees we pay pursuant to the Transition Services Agreement reflect the expected level of services to be provided by PICO and an allocation of responsibilities between us and PICO, which may be revised as our business continues to develop. In fiscal year 2014, the aggregate amount of the payments incurred under the Transition Service Agreement was $614,940.

The initial term of the Transition Services Agreement was one year, after which we had the right to renew for up to two 90-day periods. Following the expiration of the initial term and any renewal terms, the Transition Services Agreement is continuing to remain effective on a month-to-month basis pursuant to its terms until canceled by us upon 30 days’ prior written notice or by PICO upon 60 days’ prior written notice. We are not able to terminate the Transition Services Agreement prior to such time that our Audit Committee concludes that we will be able to satisfy the information and inspection rights of PICO pursuant to the Investor Rights Agreement without the Transition Services Agreement.

Tax Receivable Agreement

Pursuant to the Exchange Agreement, PICO may exchange its UCP, LLC Series A units for shares of our Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. UCP, LLC will make an election under Section 754 of the U.S. Internal Revenue Code of 1986 effective for each taxable year in which an exchange of UCP, LLC Series A units for shares of our Class A Common Stock occurs, which may result in an adjustment to the tax basis of the assets owned by UCP, LLC at the time of an exchange of Series A units. Any exchanges may result in increases in the tax basis of the tangible and intangible assets of UCP, LLC that otherwise would not have been available. These increases in tax basis may also decrease gains or increase losses on future dispositions of certain assets to the extent tax basis is allocated to those assets.

We have entered into a Tax Receivable Agreement, dated as of July 23, 2013 (the “Tax Receivable Agreement”), with UCP, LLC and PICO that will provide for a sharing of the value of these tax benefits between us and PICO. Under the Tax Receivable Agreement, the Company will make a payment to PICO of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that it realizes as a result of this increase in tax basis. The Company and the holders of its Class A Common Stock will benefit from the remaining 15% of cash savings, if any, in income tax that is realized by the Company. For purposes of the Tax Receivable Agreement, cash savings in income tax are computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase in the tax basis of the tangible and intangible assets of UCP, LLC as a result of the exchanges and had we not entered into the Tax Receivable Agreement. The term of the Tax Receivable Agreement began upon the completion of our Initial Public Offering and will, subject to certain exceptions discussed below, continue until all such tax benefits have been utilized or expired.

The amount and timing of payments made under the Tax Receivable Agreement, which could be substantial, hinge on any increase in tax basis, which varies depending on a number of factors, including:

•	the timing of any exchanges of UCP, LLC Series A units for shares of our Class A Common Stock by PICO, as the increase in any tax deductions will vary depending on the fair market value of the depreciable and amortizable assets of UCP, LLC at the time of any such exchanges, and this value may fluctuate over time;
•	the price of our Class A Common Stock at the time of any exchanges of UCP, LLC Series A units for shares of our Class A Common Stock, since the increase in our share of the basis in the assets of UCP, LLC, as well as the increase in any tax deductions, will be related to the price of our Class A Common Stock at the time of any such exchanges;
•	the tax rates in effect at the time we use the increased amortization and depreciation deductions or realize other tax benefits; and
•	the amount, character and timing of our taxable income.

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Under the Tax Receivable Agreement, we are required to pay 85% of the tax savings, as and if realized. Except in certain circumstances, if we do not have taxable income in a given taxable year, we are not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax savings have been realized.

While the actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, we expect that, as a result of the size of the increases of the tangible and intangible assets of UCP, LLC attributable to our interest in UCP, LLC during the expected term of the Tax Receivable Agreement, the payments that we may make to PICO will be substantial.

There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by UCP, LLC are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after it has paid its taxes and other obligations. In this regard, the Tax Receivable Agreement will give us some flexibility to defer certain payment obligations that are in excess of our then available cash.

We are not aware of any issue that would cause the IRS to challenge a tax basis increase; however, if the IRS were successful in making such a challenge, PICO would not reimburse us for any payments previously made under the Tax Receivable Agreement. As a result, in certain circumstances we could make payments to PICO under the Tax Receivable Agreement in excess of our cash tax savings. PICO will receive 85% of any of our cash tax savings, leaving us with 15% of the benefits of the tax savings.

The effects of the Tax Receivable Agreement on our consolidated balance sheet if PICO or its permitted transferees elect to exchange all or a portion of their UCP, LLC Series A units for our Class A Common Stock will be as follows:

•	we will record an increase in deferred tax assets for the estimated income tax effects of the increase in the tax basis of the assets owned by UCP, LLC based on enacted federal, state and local income tax rates at the date of the relevant transaction. To the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis of our expected future earnings, we will reduce the deferred tax asset with a valuation allowance;
•	we will record 85% of the estimated realizable tax benefit resulting from the increase in the tax basis of the UCP, LLC Series A units obtained as noted above and certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement as an increase payable to a related person pursuant to Tax Receivable Agreement; and
•	we will record an increase to additional paid-in capital in an amount equal to the difference between the increase in deferred tax assets and the increase in liability due to our existing owners (i.e., PICO) under the Tax Receivable Agreement.

We have the right to terminate the Tax Receivable Agreement at any time. In addition, the Tax Receivable Agreement will terminate early if we or our successors breach our obligations under the Tax Receivable Agreement or upon certain mergers, asset sales, other forms of business combinations or other changes of control. If we exercise our right to terminate the Tax Receivable Agreement or if the Tax Receivable Agreement is terminated early in accordance with its terms, our or our successor’s payment obligations under the Tax Receivable Agreement with respect to UCP, LLC Series A units would be accelerated and would become due and payable based on certain assumptions, including that (i) all the UCP, LLC Series A units are deemed exchanged for their fair value, (ii) we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement and (iii) the subsidiaries of UCP, LLC will sell certain nonamortizable assets and realize certain related tax benefits no later than a specified date. In each of these instances, based on the foregoing assumptions, we would be required to make an immediate payment to the holders of such UCP, LLC Series A units equal to the present value of the anticipated future tax benefits, discounted over the applicable amortization and depreciation periods for the assets the tax bases of which are stepped up, which could be as long as 15 years in respect of intangibles and goodwill, at a uniform discount rate equal to LIBOR plus 100 basis points. The benefits would be payable even though, in certain circumstances, no UCP, LLC Series A units are actually exchanged at the time of the accelerated payment under the Tax Receivable Agreement, thereby resulting in no corresponding tax basis step up at the time of such accelerated payment under the Tax Receivable Agreement.

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Decisions made by PICO in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that we are required to make to PICO under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase PICO’s tax liability without giving rise to any obligations to make payments under the Tax Receivable Agreement.

Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 300 basis points from the due date, without extensions, of such tax return. However, we may defer payments under the Tax Receivable Agreement to the extent we do not have available cash to satisfy our payment obligations under the Tax Receivable Agreement. Such deferred payments would accrue interest at a rate of LIBOR plus 300 basis points.

In fiscal year 2014, no payments were made under the Tax Receivable Agreement.

Related Person Transactions Policy

Our Board of Directors has adopted a written policy concerning the review and approval of certain conflicts of interest, which is included in the Company’s Code of Business Conduct and Ethics. Our disinterested and independent directors review and approve by a majority vote any transaction by the Company in which a director, officer or employee of the Company, and in some cases members of their families, have an interest. When an individual becomes aware that he or she could be involved in a potential conflict of interest, the individual is required to provide notice to his or her supervisor or the Company’s General Counsel of the facts and circumstances of the transaction. Upon determining that the transaction is appropriate for review, the transaction is submitted to our disinterested and independent directors for consideration. Our disinterested and independent directors consider all relevant facts and circumstances of the transaction before voting on its approval.

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EXECUTIVE OFFICERS

In addition to the biographical information of Mr. Bogue, our President and Chief Executive Officer, provided in the section entitled “PROPOSAL 1—ELECTION OF DIRECTORS,” set forth below is the biographical information of Mr. La Herran, the other executive officer of the Company.

Name and present position(s) with the Company	Age, period served as an executive officer and other business experience
William J. La Herran Chief Financial Officer, Treasurer and Chief Accounting Officer

Mr. La Herran, 50, has served as our Chief Financial Officer and Treasurer since our incorporation in May 2013 and as our Chief Accounting Officer since February 2014. Beginning in 2005, he served as the Chief Financial Officer of Union Community Partners, LLC and, beginning in 2008, he served as the Chief Financial Officer of UCP, LLC, which is now our subsidiary. Mr. La Herran has over 30 years of finance experience in and with a broad array of industries and financing structures. Prior to joining UCP, LLC, Mr. La Herran was the Senior Vice President of United American Bank, a start-up commercial bank located in San Mateo, California, from 2004 to 2005. Prior to working at United American Bank, Mr. La Herran spent more than six years, from 1998 to 2004, in the high technology industry at Deutsche Bank, Sand Hill Capital and City National Bank. Mr. La Herran previously spent several years in international banking with Banque National de Paris and Westpac Banking Corporation. Mr. La Herran currently serves as a member of the St. Mary’s Rugby Alumni Board. He previously was a co-founder and a board member of Envision Schools, Inc., a non-profit charter high school organization in San Francisco, California and a board member of St. Matthew’s Catholic School in San Mateo, California. Mr. La Herran received a B.S. in Business from St. Mary’s College in Moraga, California.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table shows information regarding the beneficial ownership of our Common Stock by:

•	each person or group who is known by us to own beneficially more than 5% of any class of our Common Stock;
•	each member of our Board of Directors, each director nominee and each of our named executive officers; and
•	all members of our Board and our executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over with a person exercises sole or shared voting or investment power. Shares of Common Stock that may be acquired currently or within 60 days of March 18, 2015 through the exercise of any option, warrant or right, the conversion of a security, the power to revoke a trust, discretionary account or similar arrangement or the automatic termination of a trust, discretionary account or similar arrangement are deemed to be outstanding and beneficially owned by the person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Unless otherwise indicated, all stockholdings listed in the following table are as of March 18, 2015.

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Unless otherwise indicated, the address for each holder listed below is c/o UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113.

Name and Address of Beneficial Owner	Number of Class A Common Stock Shares	Percent of Class A Common Stock Shares(1)	Number of Class B Common Stock Shares	Percent of Class B Common Stock Shares(2)	Number of Total Common Stock Shares	Percent of Total Common Stock Voting Power(3)
PICO Holdings, Inc.(4)(5)	10,593,000	57.20%	100	100%	10,593,100	57.20%
Putnam Investments, LLC(6)	1,106,699	14.00%	—	—	1,106,699	5.98%
Van Den Berg Management I, Inc.(7)	1,088,514	13.74%	—	—	1,088,514	5.88%
Wellington Management Group LLP(8)	957,500	12.09%	—	—	957,500	5.17%
Buckingham Capital Management, Inc.(9)	805,462	10.17%	—	—	805,462	4.35%
Bank of Montreal(10)	687,167	8.67%	—	—	687,167	3.71%
Royce & Associates, LLC(11)	580,000	7.32%	—	—	580,000	3.13%
John R. Hart(5)(12)	10,593,000	57.20%	100	100%	10,593,100	57.20%
Maxim C. W. Webb(12)	—	—	—	—	—	—
Dustin L. Bogue(13)	12,006	*	—	—	12,006	*
James W. Fletcher(14)	4,942	*	—	—	4,942	*
William J. La Herran(15)	10,744	*	—	—	10,744	*
Michael C. Cortney(16)	8,240	*	—	—	8,240	*
Peter H. Lori	4,000	*	—	—	4,000	*
Kathleen R. Wade	3,987	*	—	—	3,987	*
All directors and executive officers as a group (8 persons)	10,636,919	57.44%	100	100%	10,637,019	57.44%

* Denotes less than 1.0%

(1)	The percentage of beneficial ownership of our Class A Common Stock is based on 7,925,161 shares of our Class A Common Stock outstanding as of March 18, 2015.

(2)	The percentage of beneficial ownership of our Class B Common Stock is based on 100 shares of our Class B Common Stock outstanding as of March 18, 2015.

(3)	The percentage of beneficial ownership of the total voting power of our Common Stock represents the percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class and is based on 7,925,261 shares of our Common Stock outstanding as of March 18, 2015, consisting of 7,925,161 shares of our Class A Common Stock and 100 shares of our Class B Common Stock. PICO and its permitted transferees hold all of the shares of our Class B Common Stock, which entitle the holder(s), without regard to the number of shares of our Class B Common Stock held by such holder(s), a number of votes equal to the number of UCP, LLC Series A units held by such holder(s). See the section entitled “INFORMATION CONCERNING SOLICITATION AND VOTING—Record Date; Stock Outstanding and Entitled to Vote.”

(4)	Subject to the terms of the Exchange Agreement, PICO and certain of its permitted assignees may from time to time cause us to exchange its UCP, LLC Series A units for shares of our Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. See the section entitled “CORPORATE GOVERNANCE—Compensation Committee Interlocks, Insider Participation and Related Person Transactions—Related Person Transactions—Agreements Related to Our Initial Public Offering—Exchange Agreement.”

(5)	Mr. Hart is the President and Chief Executive Officer and a member of the board of directors of PICO, and may be deemed to share voting power and investment control over the shares of our Class B Common Stock owned by PICO. Mr. Hart disclaims beneficial ownership of the shares of our Class B Common Stock owned by PICO except to the extent of any pecuniary interest therein.

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(6)	Based on information as of December 31, 2014 set forth in a report on Schedule 13G/A filed with the SEC by Putnam Investments, LLC, Putnam Investment Management, LLC, The Putnam Advisory Company, LLC and Putnam Equity Spectrum Fund on February 17, 2015: (i) Putnam Investments, LLC has sole voting power over 72,920 shares of our Class A Common Stock and sole dispositive power over 1,106,699 shares of our Class A Common Stock; (ii) Putnam Investment Management, LLC has sole voting power over 48,668 shares of our Class A Common Stock and sole dispositive power over 1,031,608 shares of our Class A Common Stock; (iii) The Putnam Advisory Company, LLC has sole voting power over 24,252 shares of our Class A Common Stock and sole dispositive power over 75,091 shares of our Class A Common Stock; and (iv) Putnam Equity Spectrum Fund has sole voting power and sole dispositive power over 852,192 shares of our Class A Common Stock. The address of each of Putnam Investments, LLC, Putnam Investment Management, LLC, The Putnam Advisory Company, LLC and Putnam Equity Spectrum Fund is One Post Office Square, Boston, Massachusetts 02109.

(7)	Based on information as of December 31, 2014 set forth in a report on Schedule 13G/A filed with the SEC by Van Den Berg Management I, Inc. (“Van Den Berg”) on January 29, 2015. The address of Van Den Berg is 805 Las Cimas Parkway, Suite 430, Austin, Texas 78746.

(8)	Based on information as of December 31, 2014 set forth in a report on Schedule 13G/A filed with the SEC by Wellington Management Group LLP (“Wellington”) on February 12, 2015. The address of Wellington is 280 Congress Street, Boston, Massachusetts 02210.

(9)	Based on information as of January 31, 2014 set forth in a report on Schedule 13G filed with the SEC by Buckingham Capital Management, Inc. and The Buckingham Research Group Incorporated on February 10, 2015. The address of each of Buckingham Capital Management, Inc. and The Buckingham Research Group Incorporated is 485 Lexington Avenue, Third Floor, New York, New York 10017.

(10)	Based on information as of December 31, 2014 set forth in a report on Schedule 13G/A filed with the SEC by Bank of Montreal, BMO Asset Management Corp., BMO Harris Bank N.A. and BMO Nesbitt Burns Inc. on February 13, 2015: (i) Bank of Montreal has sole voting power over 601,590 shares of our Class A Common Stock, shared voting power over 538 shares of our Class A Common Stock, sole dispositive power over 651,395 shares of our Class A Common Stock and shared dispositive power over 35,772 shares of our Class A Common Stock; (ii) BMO Asset Management Corp. has sole voting power over 572,233 shares of our Class A Common Stock, shared voting power over 438 shares of our Class A Common Stock and sole dispositive power over 651,343 shares of our Class A Common Stock; (iii) BMO Harris Bank N.A. has sole voting power over 29,305 shares of our Class A Common Stock, shared voting power over 100 shares of our Class A Common Stock and shared dispositive power over 35,772 shares of our Class A Common Stock; and (iv) BMO Nesbitt Burns Inc. has sole voting power and sole dispositive power over 52 shares of our Class A Common Stock. The address of Bank of Montreal is 1 First Canadian Place, Toronto, Ontario, Canada M5X 1A1. The address of BMO Asset Management Corp. is 115 South La Salle Street, Floor 11 West, Chicago, Illinois 60603. The address of BMO Harris Bank N.A. is 111 West Monroe Street, Floor 6E, Chicago, Illinois 60690. The address of BMO Nesbitt Burns Inc. is IBG Finance Dept., FCP—7th Floor, Toronto, Ontario M5X 1H3 Canada.

(11)	Based on information as of December 31, 2014 set forth in a report on Schedule 13G/A filed with the SEC by Royce & Associates, LLC (“Royce & Associates”) on January 29, 2015. The address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(12)	Messrs. Hart and Webb each waived receipt of the Class A restricted stock units that would have been granted to them upon the completion of our Initial Public Offering pursuant to the Long-Term Incentive Plan in connection with their service on our Board.

(13)	Includes 5,492 Class A Common Stock options of Mr. Bogue that have vested but are unexercised.

(14)	Includes 2,856 Class A Common Stock options of Mr. Fletcher that have vested but are unexercised.

(15)	Includes 3,296 Class A Common Stock options of Mr. La Herran that have vested but are unexercised.

(16)	Includes 4,240 Class A Common restricted stock units of Mr. Cortney that vest on April 30, 2015.

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2014 EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2014

The following table summarizes the compensation earned by Mr.  Bogue, our President and Chief Executive Officer, Mr. La Herran, our Chief Financial Officer, Treasurer and Chief Accounting Officer, and Mr. Fletcher, our President, Northern California Division and former Chief Operating Officer (collectively, the “Named Executive Officers”) in respect of their services as such during fiscal year 2014, as well as during fiscal year 2013.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(3)	Option Awards(4)	All Other Compensation(5)	Total
Dustin L. Bogue(1)	2014	$499,995	$ —	$312,498	$428,793	$39,995	$1,281,281
President and Chief Executive Officer	2013	402,249	250,000	2,440,005	—	60,482	3,152,736
William J. La Herran	2014	374,993	—	187,499	257,279	39,995	859,766
Chief Financial Officer, Treasurer and Chief Accounting Officer	2013	319,138	187,500	1,098,000	—	60,292	1,664,930
James W. Fletcher(2)	2014	324,987	84,623	162,502	222,973	82,895	877,980
President, Northern California Division and Former Chief Operating Officer	2013	271,926	162,500	951,600	—	76,132	1,462,158

(1)	Mr. Bogue, the Company’s only employee director, was not separately compensated for his services as a director in fiscal years 2014 and 2013.
(2)	Mr. Fletcher was appointed as our President, Northern California Division and ceased serving as our Chief Operating Officer as of July 21, 2014.
(3)	Amounts shown reflect the value of restricted stock unit awards made during fiscal years 2014 and 2013 based upon the aggregate grant date fair value of such awards, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used to determine these values can be found in Note 10, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Note 8, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, respectively. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the Named Executive Officers may be materially different depending on, among other things, the Company’s stock price performance and the period of service of the Named Executive Officer. Each of the Named Executive Officers’ restricted stock units granted in fiscal year 2014 vest in four installments as follows: 10% on February 26, 2015, 20% on February 26, 2016, 30% on February 26, 2017 and 40% on February 26, 2018. Each of the Named Executive Officers’ Class A restricted stock units granted in fiscal year 2013 vest in three installments as follows: one-third on December 31, 2013, one-third on July 23, 2014 and one-third on July 23, 2015.
(4)	Amounts shown reflect the value of stock option awards made during fiscal year 2014 based upon the aggregate grant date fair value of such awards, as determined in accordance with FASB ASC Topic 718. Assumptions used to determine these values can be found in Note 10, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the Named Executive Officers may be materially different depending on, among other things, the Company’s stock price performance and the period of service of the Named Executive Officer. Each of the Named Executive Officers’ stock options granted in fiscal year 2014 vest in four installments as follows: 10% on February 26, 2015, 20% on February 26, 2016, 30% on February 26, 2017 and 40% on February 26, 2018.
(5)	Individual breakdowns of the amounts set forth in the “All Other Compensation” column are as follows:

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Name	Fiscal Year	Contributions to 401(k) Plan	Perquisites and Other Personal Benefits	Medical and Other Expenses	Broker of Record Payments	Total All Other Compensation
Dustin L. Bogue	2014	$13,000	$—	$26,995	$—	$39,995
	2013	33,250	416	26,816	—	60,482

William J. La Herran	2014	13,000	—	26,995	—	39,995
	2013	33,060	416	26,816	—	60,292

James W. Fletcher	2014	13,000	—	26,995	42,900	82,895
	2013	20,459	423	26,600	28,650	76,132

Contributions to 401(k) Plan. We maintain a 401(k) defined contribution plan, which is sponsored by PICO. Matching contributions are based on a percentage of employee compensation. In addition, we may make a discretionary profit sharing contribution at the end of the fiscal year within limits established by the Employee Retirement Income Securities Act.

Broker of Record Payments. BMC Realty is a wholly owned subsidiary through which we conduct real estate brokerage activities relating to our business. For each home sold where BMC Realty acts as broker, Mr. Fletcher receives a cash payment of $150 for being designated as the broker of record for BMC Realty.

Narrative to the Summary Compensation Table for Fiscal Year 2014

Employment Agreements

Messrs. Bogue, La Herran and Fletcher are parties to employment agreements with the Company. Each employment agreement has an initial term expiring on the third anniversary of July 23, 2013. Each employment agreement provides for an automatic one-year extension after the expiration of the initial term, unless either party to such employment agreement provides the other with at least 60 days’ prior written notice of non-renewal. The employment agreement to which Mr. Fletcher was a party during the period that he served as our Chief Operating Officer was amended and restated following his appointment as our President, Northern California Division as of July 21, 2014.

The Named Executive Officers’ employment agreements provide for, among other things:

•	an annual base salary of $500,000, $375,000 and $325,000 for Messrs. Bogue, La Herran and Fletcher, respectively;
•	eligibility for annual cash bonuses equal to a target bonus based on the satisfaction of performance goals established by our Compensation Committee;
•	participation in the Long-Term Incentive Plan and any subsequent equity incentive plans approved by our Board of Directors; and
•	participation in employee benefit plans and programs that are maintained from time to time for our senior executive officers.

Under the Named Executive Officers’ employment agreements (including Mr. Fletcher’s employment agreement during the period that he served as our Chief Operating Officer), subject to the satisfaction of one or more performance metrics to be determined by our Compensation Committee and approval thereby, Messrs. Bogue and La Herran are, and Mr. Fletcher was, eligible to receive annual cash bonuses targeted at not less than 50% of their annual base salaries. For 2014, it was determined that Messrs. Bogue and La Herran would not receive a cash bonus. Under Mr. Fletcher’s amended and restated employment agreement following his appointment as our President, Northern California Division as of July 21, 2014, Mr. Fletcher is eligible to receive an annual cash bonus targeted at certain amounts in accordance with a formula based upon the performance of the division he manages.

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In addition, subject to approval by our Compensation Committee, Messrs. Bogue, La Herran and Fletcher are eligible to receive long-term equity-based incentive compensation, which, in the case of Mr. Bogue, has a target grant date value equal to not less than 125% of base salary. We expect that long-term equity-based incentive compensation will be a combination of stock options, restricted stock, performance awards or other awards under the Long-Term Incentive Plan as determined by our Compensation Committee, and that such awards will vest over periods of time following the grant dates. In fiscal years 2013 and 2014, each of Messrs. Bogue, La Herran and Fletcher received awards under the Long-Term Incentive Plan, as discussed below in the section entitled “—Awards Under the UCP, Inc. 2013 Long-Term Incentive Plan.”

Provisions providing for potential payments and other benefits upon a termination of the Named Executive Officers’ employment or a change in control of the Company are discussed below in the section entitled “—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2014.”

Awards Under the UCP, Inc. 2013 Long-Term Incentive Plan

In fiscal year 2014, each of Messrs. Bogue, La Herran and Fletcher received an award of restricted stock units under the Long-Term Incentive Plan. Mr. Bogue received 19,290 Class A restricted stock units, Mr. La Herran received 11,574 Class A restricted stock units and Mr. Fletcher received 10,031 Class A restricted stock units. Additionally in 2014, each of Messrs. Bogue, La Herran and Fletcher received an award of stock options under the Long-Term Incentive Plan. Mr. Bogue received 54,921 Class A Common Stock options, Mr. La Herran received 32,953 Class A Common Stock options and Mr. Fletcher received 28,559 Class A Common Stock options. Each of such Class A restricted stock units and Class A Common Stock options vest in four installments as follows: 10% on February 26, 2015, 20% on February 26, 2016, 30% on February 26, 2017 and 40% on February 26, 2018.

In fiscal year 2013, each of Messrs. Bogue, La Herran and Fletcher received an award of restricted stock units under the Long-Term Incentive Plan in connection with the completion of our Initial Public Offering. Mr. Bogue received 166,667 Class A restricted stock units, Mr. La Herran received 75,000 Class A restricted stock units and Mr. Fletcher received 65,000 Class A restricted stock units. Each of such Class A restricted stock units vest in three installments as follows: one-third on December 31, 2013, one-third on July 23, 2014 and one-third on July 23, 2015.

Each restricted stock unit granted represents a conditional contractual right to receive one share of our Class A Common Stock at a specified future date, subject to certain restrictions such as the vesting period. For restricted stock units, the underlying stock is not issued until the time restrictions lapse, at which time the restricted stock unit is settled or, if previously elected, deferred. Restricted stock units do not have voting rights because they are not considered legally issued or outstanding shares of our Class A Common Stock. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of restricted stock units generally include the following:

•	Accelerated Vesting: Accelerated vesting will occur upon: (i) normal retirement; (ii) becoming permanently disabled; or (iii) termination of employment by the Company without Cause or by the recipient for Good Reason within 12 months of a Change in Control; and
•	Forfeiture: Forfeiture will occur upon termination of employment (other than as discussed immediately above) or upon death to the extent the award’s restrictions have not lapsed.

Each stock option granted represents an option to purchase shares of our Class A Common Stock for a specified purchase price per share during a specified future period, subject to certain restrictions such as the vesting period. For stock options, the underlying stock is not issued until the time restrictions lapse, the options are exercised and the full purchase price is paid. Each stock option award is subject to an expiration date. Stock options do not have voting rights because they are not considered legally issued or outstanding shares of our Class A Common Stock. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of stock options generally include the following:

•	Accelerated Vesting: Accelerated vesting will occur upon termination of employment by the Company without Cause or by the recipient for Good Reason; and
•	Forfeiture: Forfeiture will occur upon termination by the Company with Cause.

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For purposes of the Long-Term Incentive Plan and the discussion above:

•	“Cause” generally means, unless otherwise provided in the recipient’s employment agreement, the occurrence of any of the following: (i) the willful and continued failure by the recipient to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the recipient by the Company, which demand specifically identifies the manner in which the Company believes that the recipient has not substantially performed his or her duties; (ii) conviction or plea of guilty to a charge of commission of a felony; or (iii) the commission of dishonest, fraudulent or deceptive acts or practices in connection with the recipient’s employment that are materially injurious to the Company, monetarily or otherwise;
•	“Good Reason” generally means, unless otherwise provided in the recipient’s employment agreement, any of the following actions, if taken without the express written consent of the recipient: (i) a material diminution in the recipient’s base salary; (ii) a material diminution in the recipient’s authority, duties or responsibilities; (iii) requiring the recipient to move his or her place of employment more than 50 miles from his or her place of employment prior to such move; or (iv) a material breach by the Company of any employment agreement between the Company and the recipient; and
•	“Change in Control” generally means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, as such phrases are defined in the Long-Term Incentive Plan.

Officer Stock Ownership Guidelines

The Board of Directors believes that certain of our officers should be stockholders and maintain significant holdings of our Common Stock. Because generally a meaningful portion of each such officer’s compensation is paid in the form of equity-based awards, the Board believes that the use of ownership guidelines for these officers is an appropriate and beneficial approach to providing additional motivation to act in the long-term best interests of stockholders.

Pursuant to our executive officer stock ownership guidelines, (i) our Chief Executive Officer will be required to own shares of our Class A Common Stock (including vested and unvested Class A restricted stock and Class A restricted stock units and shares of Class A Common Stock obtained through the exercise of stock options) with a value equal to at least two times his annual base salary and (ii) our Chief Financial Officer will be required to own shares of our Class A Common Stock (including vested and unvested Class A restricted stock and Class A restricted stock units and shares of Class A Common Stock obtained through the exercise of stock options) with a value equal to at least his annual base salary by a time to be determined by the Compensation Committee. Each of such officers is required to retain at least that amount of our Class A Common Stock throughout the officer’s tenure. Our Compensation Committee has the discretion to grant relief from the guidelines in special circumstances.

Outstanding Equity Awards at Fiscal Year-End 2014

	Number of Securities Underlying Unexercised Options (Unexercisable)(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(5)
Dustin Bogue	54,921	$16.20	February 26, 2024	74,847	(2)	$785,889
William J. La Herran	32,953	16.20	February 26, 2024	36,574	(3)	384,027
James W. Fletcher	28,559	16.20	February 26, 2024	31,698	(4)	332,826

(1)	Each of the Named Executive Officers’ Class A Common Stock options vest in four installments as follows: 10% on February 26, 2015, 20% on February 26, 2016, 30% on February 26, 2017 and 40% on February 26, 2018.

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(2)	Mr. Bogue’s Class A restricted stock units vest as follows: 1,929 on February 26, 2015, 55,557 on July 22, 2015, 3,858 on February 26, 2016, 5,787 on February 26, 2017 and 7,716 on February 26, 2018.
(3)	Mr. La Herran’s Class A restricted stock units vest as follows: 1,157 on February 26, 2015, 25,000 on July 22, 2015, 2,315 on February 26, 2016, 3,472 on February 26, 2017 and 4,630 on February 26, 2018.
(4)	Mr. Fletcher’s Class A restricted stock units vest as follows: 1,003 on February 26, 2015, 21,667 on July 22, 2015, 2,006 on February 26, 2016, 3,009 on February 26, 2017 and 4,012 on February 26, 2018.
(5)	Calculated based on the closing price of a share of Company common stock of $10.50 on December 31, 2014.

Potential Payments upon Termination or Change in Control at Fiscal Year-End 2014

Messrs. Bogue, La Herran and Fletcher are eligible for severance benefits under their employment agreements. We may terminate the employment of a Named Executive Officer at any time with or without Cause, and the Named Executive Officer may terminate his employment with or without Good Reason. If we terminate a Named Executive Officer’s employment for Cause or if the Named Executive Officer resigns without Good Reason, the Named Executive Officer will be entitled to receive any earned but unpaid annual base salary, any earned but unpaid prior-year bonus, reimbursement of certain business expenses incurred but not reimbursed prior to the date of termination, accrued vacation and any other paid time-off pay and any vested benefits that have been earned and accrued prior to the date of termination. If we terminate a Named Executive Officer’s employment without Cause, if the Named Executive Officer resigns with Good Reason or if the Named Executive Officer’s employment is terminated due to disability or death, the Named Executive Officer will be entitled to the benefits discussed in the preceding sentence, as well as reimbursement of the Consolidated Omnibus Budget Reconciliation Act of 1985 continuation coverage premium under our health and dental plans for a certain period (12 months for Messrs. La Herran and Fletcher and 24 months for Mr. Bogue) or until such date on which he obtains similar health coverage and, if the termination is not due to disability or death, a cash payment in an amount equal to the sum of the Named Executive Officer’s annual base salary plus the Named Executive Officer’s target bonus (provided that such sum shall be multiplied by two for Mr. Bogue and, if such termination occurs within two years after a Change in Control, such sum shall be multiplied by two for Mr. La Herran and three for Messrs. Bogue and Fletcher).

For purposes of the employment agreements between the Company and each of Messrs. Bogue, La Herran and Fletcher and the discussion above:

•	“Cause” generally means the occurrence of any of the following: (i) any act or omission that constitutes a material breach by the Named Executive Officer of any of his material obligations under his employment agreement, after a written demand for substantial performance is delivered to him by the Board of Directors (or, in the case of Mr. Fletcher, the Chief Executive Officer) that specifically identifies the manner in which the Board (or, in the case of Mr. Fletcher, the Chief Executive Officer) believes that he has materially breached such obligations and his failure to cure such alleged breach not later than 30 days following his receipt of such notice; (ii) a conviction or plea of guilty to a charge of commission of a felony; (iii) the commission of dishonest, fraudulent or deceptive acts or practices in connection with the Named Executive Officer’s employment that are materially injurious to the Company, monetarily or otherwise; or (iv) the Named Executive Officer’s ongoing willful refusal to follow the proper and lawful directions of the Board (or, in the case of Mr. Fletcher, the Chief Executive Officer) after a written demand for substantial performance is delivered to him by the Board (or, in the case of Mr. Fletcher, the Chief Executive Officer) that specifically identifies the manner in which the Board (or, in the case of Mr. Fletcher, the Chief Executive Officer) believes that he has refused to follow its instructions and his failure to cure such refusal not later than 30 days following his receipt of such notice, subject to certain exceptions;
•	“Good Reason” generally means any of the following actions, if taken without the express written consent of the Named Executive Officer: (i) a material diminution in the Named Executive Officer’s annual base salary; (ii) a material diminution in the Named Executive Officer’s authority, duties or responsibilities; (iii) a requirement of the Named Executive Officer to move his place of employment more than 50 miles from his place of employment prior to such move; or (iv) a material breach by the Company of the employment agreement of the Named Executive Officer; and

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•	“Change in Control” generally means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, as such phrases are defined in the employment agreements of the Named Executive Officers.

In addition, under such circumstances, any outstanding awards granted to the Named Executive Officers under the Long-Term Incentive Plan or any subsequent equity incentive plan will vest, terminate or become exercisable, as the case may be, in accordance with their terms. The treatment of such outstanding awards is discussed above in the section entitled “—Narrative to the Summary Compensation Table for Fiscal Year 2014— Awards Under the UCP, Inc. 2013 Long-Term Incentive Plan.”

The following tables set forth certain information regarding potential payments and other benefits that would have been provided to each of the Named Executive Officers upon a change in control of the Company or upon a termination of the Named Executive Officers’ employment, as applicable, on December 31, 2014, the last business day of fiscal year 2014, pursuant to the current terms of each Named Executive Officer’s employment agreement and the Long-Term Incentive Plan, each as applicable. For purposes of this section, “CIC” shall mean a change in control of the Company. For purposes of the following tables, equity awards are valued at the closing price of a share of Class A Common Stock of $10.50 as of December 31, 2014.

Post-Employment or Change in Control Payments—Dustin L. Bogue

Executive Payments and Benefits upon Termination/CIC	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason	CIC with or without Termination (Single Trigger)	Termination Without Cause or for Good Reason following a CIC (Double Trigger)	Death	Disability
Severance	$107,688	$1,357,688	—	$1,857,688	$407,688	$107,688
Benefit Continuation	—	54,111	—	54,111	54,111	54,111
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	—	—	—
—Acceleration of Unvested RS/RSUs	—	765,629	—	765,629	—	—
Total	$107,688	$2,177,428	—	$2,677,428	$461,799	$161,799

Post-Employment or Change in Control Payments—William J. La Herran

Executive Payments and Benefits upon Termination/CIC	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason	CIC with or without Termination (Single Trigger)	Termination Without Cause or for Good Reason following a CIC (Double Trigger)	Death	Disability
Severance	$68,517	$631,017	—	$1,006,017	$368,517	$68,517
Benefit Continuation	—	27,055	—	27,055	27,055	27,055
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	—	—	—
—Acceleration of Unvested RS/RSUs	—	371,879	—	371,879	—	—
Total	$68,517	$1,029,951	—	$1,404,951	$395,572	$95,572

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Post-Employment or Change in Control Payments—James W. Fletcher

Executive Payments and Benefits upon Termination/CIC	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason	CIC with or without Termination (Single Trigger)	Termination Without Cause or for Good Reason following a CIC (Double Trigger)	Death	Disability
Severance	$60,524	$548,024	—	$1,137,500	$360,524	$60,525
Benefit Continuation	—	27,055	—	27,055	27,056	27,055
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	—	—	—
—Acceleration of Unvested RS/RSUs	—	322,298	—	322,298	—	—
Total	$60,524	$897,377	—	$1,486,853	$387,580	$87,580

2014 DIRECTOR COMPENSATION

Director Compensation Table for Fiscal Year 2014

The following table sets forth the compensation earned by the Company’s non-employee directors in respect of their services as such during fiscal year 2014. Mr. Bogue, the Company’s only employee director, was not separately compensated for his services as a director.

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	All Other Compensation	Total
Michael C. Cortney	$85,000	$60,000	$28	$145,028
John R. Hart(1)	—	—	—	—
Peter H. Lori	85,000	—	5,828	90,828
Kathleen R. Wade	70,000	60,000	2,724	132,724
Maxim C. W. Webb(1)	—	—	—	—

(1)	For as long as PICO beneficially owns shares of any class of our Common Stock, Messrs. Hart and Webb shall waive any directors’ fees and grants that would otherwise be payable or made, as the case may be, to them in connection with their service on our Board of Directors. In the event that PICO ceases to beneficially own any shares of any class of our Common Stock, Messrs. Hart and Webb may elect to receive such fees and grants on a prospective basis.
(2)	As noted below, each non-employee director may elect to receive Class A restricted stock or Class A restricted stock units in lieu of all or a portion of the cash compensation otherwise payable to the director in a given calendar year. The restricted stock or restricted stock units are granted on the first trading day of the calendar year for which the election is made (or, in the case of newly elected directors, the first trading day following the election). No directors made this election in fiscal year 2014.
(3)	Amounts shown reflect the value of stock awards made during the fiscal year 2014, based upon their aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718. Assumptions used to determine these values can be found in Note 10, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the directors may be materially different depending on, among other things, the Company’s stock price performance and the period of service of the director.

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(4)	On April 1, 2014, an award of 3,987 Class A restricted stock units was granted to Ms. Wade, which vested fully on April 1, 2015. On April 30, 2014, an award of 4,240 Class A restricted stock units was granted to Mr. Cortney, which vests fully on April 30, 2015. As of December 31, 2014, Ms. Wade held 3,987 unvested Class A restricted stock units in the aggregate and Mr. Cortney held 4,240 unvested Class A restricted stock units in the aggregate.

Narrative to the Director Compensation Table for Fiscal Year 2014

Cash Compensation

Each non-employee director receives an annual cash retainer of $60,000, which is payable quarterly. Members of the Audit Committee receive an additional $10,000 per year for such service, while the Chairperson of the Audit Committee receives an additional $20,000 per year for such service. Directors who serve on the Compensation Committee or the Nominating and Corporate Governance Committee receive an additional $5,000 per year for such service, and the Chairperson of each of these committees receives an additional $10,000 per year for such service. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors.

Equity Compensation

Equity Award Grants

In 2014, Ms. Wade received a grant of Class A restricted stock units with a value of $60,000 in connection with her initial election as a director of the Company, and Mr. Cortney received a grant of Class A restricted stock units with a value of $60,000 in recognition of his extra efforts as the Chairman of our Board of Directors in connection with preparing for, attending and presiding over meetings of the Board of Directors. The number of the shares granted under each of Ms. Wade’s and Mr. Cortney’s awards was calculated based on the closing prices of our Class A Common Stock on the grant dates. The restricted stock units granted to each of Ms. Wade and Mr. Cortney vest on the first anniversary of the grant date subject to the director’s continuous services as a director through the vesting date.

Treatment upon Termination of Service

If a director’s service terminates for any reason, including, but not limited to, death, disability and retirement, as of the termination date his or her unvested restricted stock and/or restricted stock units will be terminated and forfeited without consideration.

Director Stock Ownership Guidelines

The Board of Directors believes that non-employee directors should be stockholders and maintain significant holdings of our Common Stock. Because a portion of each non-employee director’s compensation is paid in the form of equity-based awards from time to time, the Board believes that the use of ownership guidelines for non-employee directors is an appropriate and beneficial approach to providing additional motivation to act in the long-term best interests of stockholders.

Pursuant to our director stock ownership guidelines, each of our independent directors will be required to own shares of our Class A Common Stock (including vested and unvested Class A restricted stock and Class A restricted stock units) equal in value to three times the annual cash retainer payable to our non-employee directors by the director’s third anniversary of joining the Board. The director is required to retain at least that amount of our Class A Common Stock throughout the director’s tenure. If at any time the number of shares owned by a non-employee director drops below the requisite ownership level, the director shall be required to retain 100% of the net shares of any grants and payouts until the requisite ownership level is achieved. Net shares of Class A Common Stock subject to options and grants of restricted stock, whether or not the restrictions have lapsed, are included in determining an individual’s total ownership under the guidelines. For purposes of the guidelines and the discussion above, “net shares” means the number of shares of Class A Common Stock remaining after selling shares to fund the payment of transaction costs and taxes owed as a result of vesting or exercise of the equity award (including income taxes), and, in the case of stock options, the exercise price of the options. The Board has discretion to grant relief from the guidelines in cases of hardship.

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PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and its Audit Committee recommend that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The Audit Committee approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015. Deloitte & Touche LLP is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this selection, the Board believes that doing so is consistent with good corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the selection.

The Board of Directors and its Audit Committee recommend a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Principal Accounting Fees and Services

Deloitte & Touche LLP serves as our independent registered public accounting firm. The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2014 and 2013.

	For the Fiscal Years Ended December 31,
	2014	2013
Audit fees	$829,844	$559,091
Audit-related fees	60,156	435,000
Tax fees	169,294	—
All other fees	2,000	2,000
Total fees	$1,061,294	$996,091

Audit Fees. With regard to the fiscal year ended December 31, 2014, audit fees relate principally to the audit of the Company’s consolidated financial statements and reviews of the Company’s quarterly consolidated financial statements. With regard to the fiscal year ended December 31, 2013, audit fees relate principally to the audit of the Company’s consolidated financial statements, reviews of the Company’s quarterly consolidated financial statements and the audit of the Company’s balance sheet as of May 7, 2013 (i.e., the Company’s date of formation).

Audit-Related Fees. With regard to the fiscal year ended December 31, 2014, audit-related fees relate principally to services in connection with our acquisitions. With regard to the fiscal year ended December 31, 2013, audit-related fees relate principally to services in connection with our Initial Public Offering, including the provision of comfort letters for the stub period of April 1, 2013 through July 15, 2013, among other things.

Tax Fees. With regard to the fiscal year ended December 31, 2014, tax fees relate principally to professional services for tax compliance and tax planning, including assistance with respect to United States federal, state and local tax return preparation.

All Other Fees. With regard to the fiscal year ended December 31, 2013, all other fees relate principally to a subscription to an online accounting research tool service.

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The services provided by Deloitte & Touche LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of our independent registered public accounting firm and has determined that the provision of such services has not adversely affected Deloitte & Touche LLP’s independence.

Pursuant to its charter, the Audit Committee or its chairperson is responsible for pre-approving all audit and non-audit services provided to the Company by its independent registered public accounting firm.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014 regarding the number of shares of our Class A Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	340,045	2,735,032	1,305,561
Equity compensation plans not approved by security holders	—	—	—
Total	340,045	2,735,032	1,305,561

REPORT OF THE AUDIT COMMITTEE

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. Our independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed under applicable accounting standards. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm its independence. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as discussed above.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Peter H. Lori, Chairperson
Michael C. Cortney
Kathleen R. Wade

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OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is being furnished to stockholders concurrently herewith.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113 no later than December 12, 2015, unless the date of our 2016 Annual Meeting is more than 30 days before or after May 13, 2016, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2016 Annual Meeting. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules of the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2016 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely written notice of any stockholder proposal must be received by us at the principal executive offices of the Company in accordance with our Amended and Restated Bylaws no earlier than December 12, 2015 nor later than January 11, 2016, unless the date of our 2016 Annual Meeting is more than 30 days before or after May 13, 2016, in which case such written notice by the stockholder to be timely must be received not earlier than the date which is 120 days’ prior to the date of the 2016 Annual Meeting and not later than the later of the date which is 90 days’ prior to the date of the 2016 Annual Meeting and the close of business on the tenth day following the date on which the first public disclosure of the date of the 2016 Annual Meeting was made. Such notice must contain the information required by our Amended and Restated Bylaws.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares.

By Order of the Board of Directors, W. Allen Bennett Vice President and General Counsel

April 10, 2015

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UCP, INC. 99 AlmAdeN Blvd. SUITe 400 SAN joSe, CA 95113	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87212-P58651	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UCP, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR the following:
1.	To elect two Class II directors, each to serve for a term expiring at the 2018 Annual Meeting of Stockholders and until his successor has been elected and qualified.	☐	☐	☐

Nominees:

1) Dustin L. Bogue
2) Peter H. Lori

The Board of Directors recommends you vote FOR proposal 2:						For	Against	Abstain

2.	To ratify the selection of Deloitte and Touche LLP as our independent registered public accounting fi for the year ending December 31, 2015.					☐	☐	☐

NOTE: Any other matters that may properly come before the meeting will be voted upon by the persons named on this proxy card in accordance with their best judgment on such matters. Uninstructed shares will be voted as recommended by the Board of Directors.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

M87213-P58651

UCP, INC. Annual Meeting of Stockholders May 13, 2015 9:30 AM This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Dustin L. Bogue and William J. La Herran, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UCP, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, local time, on May 13, 2015, at the Fairmont San Jose Hotel, 170 South Market Street, San Jose, California 95113, and any adjournment or postponement thereof.

The undersigned revokes any proxy or proxies previously given for such shares of Common Stock of UCP, Inc. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed proxy card take in accordance with the proxy granted hereunder.

The shares of Common Stock of UCP, Inc. represented by this proxy card will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR Proposals 1 and 2. If any other matter is properly brought before the meeting and any adjournments thereof, the persons named on this proxy card will vote in accordance with their best judgment on such matter.

Continued and to be signed on reverse side